                                                                    EXHIBIT 99.1


Ascent Pediatrics Announces Agreement For $16 Million Financing From Furman Selz Investments and BancBoston Ventures

WILMINGTON, Mass., May 14, 1998 -- Ascent Pediatrics, Inc. (Nasdaq: ASCT) announced today that it has entered into a definitive agreement with funds affiliated with Furman Selz Investments and BancBoston Ventures for a $16 million investment in the Company. The investors have agreed to purchase $7 million of 8% convertible exchangeable preferred stock, $9 million of 8% seven-year subordinated notes and 2,116,958 seven-year common stock purchase warrants. The preferred stock conversion price and warrant exercise price are both $4.75 per share. In connection with the investment, a representative of Furman Selz Investments will be added to the Company's Board of Directors.

The Company intends to use about $5.25 million to repay its outstanding debt and the balance for working capital and general corporate purposes. The transaction is scheduled to close on June 1, 1998, subject to the satisfaction of certain conditions.

"This financing provides Ascent Pediatrics the resources to pursue our business plan well into 1999," said Alan Fox, President and Chief Executive Officer of Ascent Pediatrics. "We are pleased to welcome these two outstanding investment firms as partners in Ascent Pediatrics and believe they will contribute much more than capital to the future growth and success of our Company."

The Company has petitioned and received from The Nasdaq Stock Market, Inc. ("Nasdaq") an exception to Nasdaq's shareholder approval rules with respect to the financing because the delay caused by seeking and securing shareholder approval of the financing would seriously jeopardize the Company's financial viability. Reliance on this exception has been expressly approved by the Company's Audit Committee.

Ascent Pediatrics develops and markets pharmaceutical products exclusively to the pediatric market. The Company's strategy is to address the unmet needs of children through the development of differentiated, proprietary products based on approved compounds with well known clinical profiles. Ascent Pediatrics is developing a range of pharmaceuticals designed to improve upon currently available products for common pediatric illnesses through the application of its drug delivery and reformulation techniques.

Furman Selz Investments is a private equity investment firm with more than $300 million in funds under management. FSI is affiliated with Furman Selz LLC, a leading U.S. investment banking, securities and asset management firm, and a subsidiary of ING Group. ING Group is one of the world's largest financial services companies, with extensive international operations in insurance, banking and investment services.

BancBoston Ventures and its affiliate BancBoston Capital, the private equity and venture capital arms of BancBoston, provide a wide range of financing vehicles, from early stage venture capital for emerging growth companies in the healthcare and information technology sectors to equity sponsorship, co-investment and mezzanine capital for buyouts, recapitalizations and expansion of mid-size companies ($10-$500 million in revenues). Over its 39 years in business, BancBoston Ventures and its affiliate BancBoston Capital have invested over $2 billion in 350 companies in a wide range of industries worldwide.

Investors are cautioned that this press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "expects," "intends," "will," and similar expressions are intended to identify forward-looking statements. Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially from those indicated by such forward-looking statements due to numerous factors, including but not limited to the following: seasonality and variable operating results, dependence on new product development, dependence on obtaining regulatory approval to market products, management of growth, inability to retain or attract customers due to competition, uncertainty in the healthcare industry, risk of product liability claims, and possible volatility of stock price. These factors, as well as a number of other important factors, are more fully described in the Company's Annual Report or Form 10-K for the fiscal year ended December 31, 1997 under the caption "Certain Factors that May Affect Future Results," which are incorporated herein by this reference.